QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-65980, Post-Effective Amendment No. 1 to Registration Statement No. 33-77526 and Registration Statement No. 333-70477 on Form S-8 and Registration Statement No. 333-107476 on Form S-3 of our reports dated March 12, 2004, appearing in the Annual Report on Form 10-K of Fossil, Inc. for the fiscal year ended January 3, 2004.

/s/ Deloitte & Touche LLP

Dallas, Texas
March 18, 2004

QuickLinks

Exhibit 23.1